EXHIBIT 10.38

FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
ZIONS BANCORPORATION

    THIS fifth AMENDMENT, effective as of the first day of October, 2014, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation (the “Sponsor”);

WITNESSETH:

    WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 3, 2006, with regard to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”); and

    WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)Amending the “Participant Revenue Credit” section of Schedule “B”, Fee Schedule, to restate subsection A. Calculation, in its entirety, to read as follows:

A.     Calculation. The Trustee shall fund a Participant Revenue Credit each quarter, beginning with the quarter beginning after the last date on which a party hereto executes this amendment, calculated as the sum of the following:

            1.     Credits attributable to Fidelity investment products:
Average quarterly balances held in the Plan of Fidelity investment products multiplied by one-quarter (1/4) of the following rates respectively:

(a)    Actively managed (non Class K) Fidelity equity Mutual Funds: 35 basis points per annum;
(b)    Actively managed (non Class K) Fidelity Freedom® Funds: 35 basis points per annum;
(c)    Actively managed (Class K) Fidelity equity Mutual Funds: 20 basis points per annum;
(d)    Fidelity Freedom® K Funds: 20 basis points per annum;
(e)    Fidelity Enhanced Equity Index Funds: 10 basis points per annum;
(f)     Actively managed Fidelity fixed income and money market Mutual Funds, except for certain Fidelity institutional money market Mutual Funds (e.g. FIMM Funds): 20 basis points per annum;
(g)    Actively managed Fidelity and Pyramis commingled pools (excluding all stable value commingled pools): 10 basis points per annum;

(h) Managed Income Portfolio I: 20 basis points per annum.

        2.     Credits attributable to Non-Fidelity investment products:
Average quarterly balances held in the Plan of non-Fidelity investment products multiplied by the quarterly rate that the non-Fidelity vendor has agreed to use to determine payments to FIIOC.

3.    Credits attributable to BrokerageLink®:
No credits are available for assets held in BrokerageLink®.

    IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION    FIDELITY MANAGEMENT TRUST
    COMPANY

By: /s/ Diana Andersen 12/19/2014     By: /s/ Greg Gardiner 12/19/2014
Authorized Signatory Date        FMTC Authorized Signatory Date

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